EXHIBIT 32.1

SARBANES-OXLEY SECTION 906 CERTIFICATION

CERTIFICATION OF O.S. ANDRAS, CHIEF EXECUTIVE OFFICER
OF ENTERPRISE PRODUCTS GP, LLC THE GENERAL PARTNER OF
ENTERPRISE PRODUCTS OPERATING L.P. AND ENTERPRISE PRODUCTS PARTNERS L.P.

                In connection with this combined quarterly report of Enterprise Products Partners L.P. and Enterprise Products Operating L.P. (collectively, the “Registrants”) on Form 10-Q for the quarterly period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, O.S. Andras, Chief Executive Officer of Enterprise Products GP, LLC, the General Partner of the Registrants, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrants.

/s/ O.S. Andras
Name:	O.S. Andras
Title:	Chief Executive Officer of Enterprise Products GP, LLC
on behalf of Enterprise Products Operating L.P. and
Enterprise Products Partners L.P.

Date:	August 13, 2003

                A signed original of this written statement required by Section 906 has been provided to the Registrants and will be retained by the Registrants and furnished to the Securities and Exchange Commission or its staff upon request.